UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2011
PROLOGIS
(Exact name of registrant as specified in charter)

Maryland	1-12846	74-2604728

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On January 30, 2011, ProLogis, a Maryland real estate investment trust, New Pumpkin Inc., a Maryland corporation and a wholly owned subsidiary of ProLogis (“New Pumpkin”), Upper Pumpkin LLC, a Delaware limited liability company and a wholly owned subsidiary of New Pumpkin (“Upper Pumpkin”), Pumpkin LLC, a Delaware limited liability company and a wholly owned subsidiary of Upper Pumpkin, AMB Property Corporation, a Maryland corporation (“AMB”), and AMB Property, L.P., a Delaware limited partnership (“AMB LP”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Pumpkin LLC will be merged with and into ProLogis (the “ProLogis Merger”), with ProLogis continuing as the surviving entity and as a wholly owned subsidiary of Upper Pumpkin; (ii) thereafter, New Pumpkin will be merged with and into AMB (the “Topco Merger” and, together with the ProLogis Merger, the “Mergers”), with AMB continuing as the surviving corporation (the “Surviving Corporation”) with its corporate name changed to “ProLogis Inc.”; and (iii) thereafter, the Surviving Corporation will contribute all of the outstanding equity interests of Upper Pumpkin to AMB LP in exchange for the issuance by AMB LP of partnership interests in AMB LP to the Surviving Corporation.
Pursuant to the ProLogis Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each outstanding common share of beneficial interest of ProLogis (“ProLogis Common Share”) will be converted into one newly issued share of common stock of New Pumpkin (“New Pumpkin Common Stock”), and (ii) in a share exchange effected by the ProLogis Merger, each outstanding Series C Cumulative Redeemable Preferred Share of Beneficial Interest of ProLogis, Series F Cumulative Redeemable Preferred Share of Beneficial Interest of ProLogis and Series G Cumulative Redeemable Preferred Share of Beneficial Interest of ProLogis will be exchanged for one newly issued share of Series C Cumulative Redeemable Preferred Stock of New Pumpkin (“New Pumpkin Series C Preferred Stock”), Series F Cumulative Redeemable Preferred Stock of New Pumpkin (“New Pumpkin Series F Preferred Stock”) and Series G Cumulative Redeemable Preferred Stock of New Pumpkin (“New Pumpkin Series G Preferred Stock”), respectively.
Pursuant to the Topco Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each outstanding share of New Pumpkin Common Stock will be converted into 0.4464 (the “Exchange Ratio”) of a newly issued share of common stock of AMB (“AMB Common Stock”), and (ii) each outstanding share of New Pumpkin Series C Preferred Stock, New Pumpkin Series F Preferred Stock and New Pumpkin Series G Preferred Stock will be converted into one newly issued share of Series Q Cumulative Redeemable Preferred Stock of AMB, Series R Cumulative Redeemable Preferred Stock of AMB (“AMB Series R Preferred Stock”) and Series S Cumulative Redeemable Preferred Stock of AMB (“AMB Series S Preferred Stock”), respectively. Cash will be issued in lieu of any fractional shares. Each share of AMB Common Stock and AMB preferred stock will remain outstanding following the effective time of the Topco Merger as shares of the Surviving Corporation.
As a result of the Mergers, each outstanding share option to purchase ProLogis Common Shares (other than options under ProLogis’ Employee Stock Purchase Plan), share unit award with respect to ProLogis Common Shares, dividend equivalent unit with respect to ProLogis Common Shares and performance share award denominated in ProLogis Common Shares will generally be converted into stock options, stock unit awards, dividend equivalent units and performance stock awards with respect to AMB Common Stock, after giving effect to the Exchange Ratio, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement. Equity awards of AMB will remain outstanding following the effective time of the Topco Merger as equity awards of the Surviving Corporation.
As a result of the Mergers, each right of a limited partner in each of ProLogis Fraser, L.P. and ProLogis Limited Partnership I (each, a “ProLogis Partnership”) to redeem or exchange such limited partner’s partnership interests in such ProLogis Partnership for ProLogis Common Shares (or cash equivalents thereof) will be converted into the right to redeem or exchange such partnership interests for AMB Common Stock (or cash equivalents thereof), upon the terms and subject to the conditions set forth in the Merger Agreement. Each right of a holder of ProLogis’ convertible notes to convert such convertible notes into ProLogis Common Shares will be converted into the right to convert such convertible notes into AMB Common Shares, upon the terms and subject to the conditions set forth in the Merger Agreement.

The Merger Agreement provides that, upon the consummation of the Mergers, the Board of Directors of the Surviving Corporation will consist of 11 members, as follows: (i) Mr. Hamid R. Moghadam, the current Chief Executive Officer of AMB, (ii) Mr. Walter C. Rakowich, the current Chief Executive Officer of ProLogis, (iii) four individuals to be selected by the current members of the Board of Directors of AMB, and (iv) five individuals to be selected by the current members of the Board of Trustees of ProLogis. In addition, upon the consummation of the Mergers, (a) Mr. Moghadam and Mr. Rakowich will become co-Chief Executive Officers of the Surviving Corporation, (b) Mr. William E. Sullivan, the current Chief Financial Officer of ProLogis, will become the Chief Financial Officer of the Surviving Corporation, (c) Mr. Irving F. Lyons, III, a current member of the Board of Trustees of ProLogis, will become the lead independent director of the Surviving Corporation, (d) Mr. Moghadam will become the non-executive Chairman of the Board of Directors of the Surviving Corporation and (e) Mr. Rakowich will become the chairman of the Executive Committee of the Board of Directors of the Surviving Corporation.
The Merger Agreement also provides that on December 31, 2012, (i)  unless earlier terminated in accordance with the Bylaws of the Surviving Corporation, the employment of Mr. Rakowich as co-Chief Executive Officer will terminate and Mr. Rakowich will thereupon retire as co-Chief Executive Officer and as a director of the Surviving Corporation, and Mr. Moghadam will become the sole Chief Executive Officer (and will remain the non-executive Chairman of the Board of Directors) of the Surviving Corporation, and (ii) unless earlier terminated, the employment of Mr. Sullivan as the Chief Financial Officer of the Surviving Corporation will terminate and Mr. Thomas S. Olinger, the current Chief Financial Officer of AMB, will become the Chief Financial Officer of the Surviving Corporation.
ProLogis and AMB have made customary representations, warranties and covenants in the Merger Agreement. Each of ProLogis and AMB is required, among other things: (i) subject to certain exceptions, to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Mergers; (ii) not to solicit alternative business combination transactions; and (iii) subject to certain exceptions, not to engage in discussions or negotiations regarding any alternative business combination transactions. During such interim period, ProLogis and AMB have agreed to coordinate the record date and payment date of regular quarterly dividends for their stockholders so that, if the stockholders of one corporation receive any dividend for a quarter, the stockholders of the other corporation will also receive a dividend for such quarter at the same time. In addition, the Merger Agreement contains covenants that require each of ProLogis and AMB to call and hold special stockholder meetings and, subject to certain exceptions, require ProLogis’ Board of Trustees to recommend to its shareholders the approval of the Mergers and AMB’s Board of Directors to recommend to its stockholders the approval of the Topco Merger. Each of ProLogis and AMB is obligated to submit the Merger Agreement to its stockholders for approval, notwithstanding any potential change in recommendation by the ProLogis Board of Trustees or the AMB Board of Directors (as applicable).
Completion of the Mergers is subject to customary conditions, including, among others: (i) approval by the holders of a majority of the outstanding ProLogis Common Shares of the Mergers; (ii) approval by the holders of two-thirds of the outstanding shares of AMB Common Stock of the Topco Merger and approval by the holders of a majority of the outstanding shares of AMB Common Stock of certain amendments to AMB’s Bylaws; (iii) the authorization of the listing on the New York Stock Exchange of the applicable shares of AMB Common Stock, AMB Series R Preferred Stock and AMB Series S Preferred Stock to be issued or reserved for issuance in connection with the Mergers; (iv) the registration statement on Form S-4 used to register the applicable AMB Common Stock, AMB Series R Preferred Stock and AMB Series S Preferred Stock to be issued as consideration for the Mergers having been declared effective by the Securities and Exchange Commission; (v) the absence of any injunction or legal restraint prohibiting the consummation of the Mergers; (vi) the expiration or termination of any material regulatory waiting period and the receipt of any material regulatory approvals, in each case, required in connection with the consummation of the Mergers; (vii) delivery of customary opinions from counsel to ProLogis and counsel to AMB that each Merger (in the case of ProLogis) or the Topco Merger (in the case of AMB) will qualify as a tax-free reorganization for federal income tax purposes; and (viii) delivery of customary opinions from counsel to ProLogis and counsel to AMB that ProLogis and AMB (as applicable) have been organized and operated, since such company’s formation, in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

The Merger Agreement also contains certain termination rights for both ProLogis and AMB, including if the Mergers are not consummated on or before September 30, 2011 and if the requisite approvals of either the shareholders of ProLogis or the stockholders of AMB are not obtained. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, including termination of the Merger Agreement by ProLogis or AMB as a result of an adverse change in the recommendation of the other party’s Board of Directors or Board of Trustees (as applicable), ProLogis may be required to pay to AMB a termination fee of $315,000,000, or AMB may be required to pay to ProLogis a termination fee of $210,000,000.
The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about ProLogis, AMB or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the others. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of ProLogis, AMB or any of their respective subsidiaries, affiliates or businesses.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Executive Protection Agreements with Edward S. Nekritz and Mr. Sullivan were amended, conditioned upon the Topco Merger, to provide that the consummation of the Topco Merger will be deemed to be a change in control for purpose of their Executive Protection Agreements with ProLogis. In the case of Mr. Sullivan, the term of the Executive Protection Agreement ends on December 31, 2012. In the case of Mr. Nekritz, the term of the agreement extends for a period of two years following the Topco Merger; provided, however, that if a subsequent change in control (as defined in the Executive Protection Agreements) occurs within the two year term commencing at the effective time of the Topco Merger, the term will be extended for a two year period beginning with the date of any such subsequent change in control. The circumstances under which Mr. Nekritz can terminate employment during the term of the agreement and receive benefits under the agreement have been broadened to include a relocation from the current ProLogis headquarters location and to clarify that certain reductions in pay will also provide a basis for termination. The amendment to Mr. Sullivan’s agreement acknowledges that he will receive benefits under the agreement if he terminates his employment upon at least 30 days' advance notice following the Topco Merger and ending on December 31, 2012. Finally the amendments provide that even though all outstanding equity awards held by the covered executive at the time of termination would otherwise vest upon a covered termination, any awards that are made in connection with the Topco Merger will vest ratably over three years and, upon a covered termination, the executive will receive a pro- rata portion of the tranche that would otherwise vest in the year of termination based on the time elapsed since the last vesting date. The Surviving Corporation is required to assume all rights, powers, duties and obligations of ProLogis under the Executive Protection Agreements at the effective time of the Topco Merger. All other terms and conditions of the Executive Protection Agreements remain in effect.
Mr. Rakowich entered into an agreement with ProLogis pursuant to which he waives any right that he would have to terminate employment with ProLogis under the terms of his existing employment agreement (the “Current Agreement”) solely because he will be the co-CEO of the Surviving Corporation following the Topco Merger. Mr. Rakowich’s Current Agreement otherwise remains in effect and will expire by its terms on December 31, 2011, subject to earlier termination in accordance with its terms.
Mr. Rakowich has entered into a new employment agreement with ProLogis (the “New Agreement”) which will become effective on January 1, 2012 provided that the Topco Merger has occurred by that date and provided that he is still employed on that date, and which will expire on December 31, 2012 subject to earlier termination in accordance with its terms. The New Agreement generally provides that he will provide services as the co-CEO of the Surviving Corporation and will be primarily responsible for integration of the real estate portfolios, as well as for operations, dispositions, capital deployment and risk management following the Topco Merger. The New Agreement provides that, for 2012, Mr. Rakowich will receive (A) an annual base salary of $1,000,000, (B) a Target Bonus equal to 150% of his salary, with an actual bonus, generally conditioned upon satisfaction of performance criteria, of not less than zero or more than 200% of the Target Bonus, (C) a Target Incentive Award having an aggregate value of $4,800,000, with an actual incentive award, generally conditioned upon satisfaction of performance criteria, of not less than 60% and not more than 160% of the Target Incentive Award, and (D) participation in standard benefit plans. Certain performance payments are subject to “claw-back” in the event of material modifications or material restatements of the Surviving Corporation’s financial statements. Mr. Rakowich is also entitled to coverage under the Surviving Corporation’s directors and officers insurance and to indemnification on the same basis as under the Current Agreement.
If Mr. Rakowich’s employment terminates during the term of the New Agreement for any reason, he will be entitled to payments of accrued salary and vacation, bonuses for prior periods and payments to which he is entitled under applicable benefit plans (the “Accrued Benefits”).
If his employment is terminated during the term of the New Agreement by the Surviving Corporation for cause (as defined in the New Agreement) or if he terminates other than for good reason (as defined in the New Agreement), he will not be entitled to any payments or benefits other than the Accrued Benefits.
If his employment terminates during the term of the New Agreement due to death or disability, he will be entitled to a bonus for the year of termination based on actual performance for that year and pro-rated through the date of termination and a pro-rata portion of the Target Incentive Award for that year (without regard to satisfaction of performance criteria). He will also be fully vested in any incentive awards awarded for prior periods, subject to satisfaction of applicable performance criteria.
If his employment is terminated during the term of the New Agreement by the Surviving Corporation other than for cause or if he terminates for good reason or upon expiration of the term of the New Agreement, he will be entitled to (a) his salary through the end of 2012, (b) $6,000,000, (c) his Target Bonus (provided that his termination does not terminate as the result of the expiration of the term of the New Agreement), and (d) continuing medical benefits through December 31, 2014 (subject to earlier termination if he becomes eligible to receive comparable benefits through other employment). The foregoing payments will generally be paid in installments over two years following the termination and are conditioned upon Mr. Rakowich’s compliance with restrictive covenants, including a noncompete and nonsolicitation provision. Also under such termination circumstances described in this paragraph, Mr. Rakowich will be entitled to (1) a lump sum payment of $12,000 in lieu of certain welfare benefits, (2) the incentive award to which he would otherwise be entitled for 2012 (and if the incentive award for 2011 has not then been granted, the incentive award for 2011) based on actual performance for the applicable period without pro-ration, and (3) vesting of incentive awards for prior periods subject to satisfaction of any performance conditions without pro-ration. Termination payments and benefits are generally conditioned upon Mr. Rakowich’s release of claims.
The New Agreement also provides that if Mr. Rakowich’s employment is terminated prior to January 1, 2012 under circumstances that would have entitled him to the foregoing termination benefits under the New Agreement had he been employed on January 1, 2012, he will be entitled to a payment equal to $7,300,000, payable in lump sum no later than March 15, 2012, in addition to any payments and benefits to which he is entitled under the Current Agreement.
The New Agreement also provides that Mr. Rakowich will be subject to confidentiality, noncompetition and non-solicitation restrictions during his employment and for a period thereafter and that he may be entitled to certain reimbursement and advancement of costs he incurs in enforcing the agreement.
The Executive Protection Agreements, the Current Employment Agreement and the New Employment Agreement will be assumed by the Surviving Corporation at the time of the Topco Merger.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 30, 2011, by and among ProLogis, New Pumpkin Inc., Upper Pumpkin LLC, Pumpkin LLC, AMB Property Corporation and AMB Property, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Date: January 31, 2011	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 30, 2011, by and among ProLogis, New Pumpkin Inc., Upper Pumpkin LLC, Pumpkin LLC, AMB Property Corporation and AMB Property, L.P.